Exhibit 10.6

FORM OF MEMORANDUM OF UNDERSTANDING

Dated December     , 2012

WHEREAS, the undersigned participants (the “Participants”) have been granted Unit Value Rights (“UVRs”), Unit Appreciation Rights (“UARs”), and Distribution Equivalent Rights (“DERs”) under the Western Gas Holdings, LLC Amended and Restated Equity Incentive Plan (as amended from time to time, the “Plan”) adopted by Western Gas Holdings, LLC (the “Company”);

WHEREAS, Anadarko Petroleum Corporation (“Anadarko”) holds an indirect 100% interest in Western Gas Equity Partners, LP (“WGP”); and

WHEREAS, in anticipation of certain events, Anadarko, the Company and the Participants desire to clarify the application of certain provisions of the Plan.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Anadarko, the Company and the Participants hereby agree to and acknowledge the following:

1.	Defined Terms. Capitalized terms not otherwise defined in this Memorandum of Understanding shall have the meaning ascribed to them in the Plan.

2.	Change in Capitalization Event. The parties hereto agree and acknowledge that WGP, which owns, directly and indirectly, 100% of the equity interests of the Company, shall be deemed to be a successor-in-interest to the Company, and that (a) the conversion of WGR Holdings, LLC into WGP and (b) an initial public offering (“IPO”) of WGP each constitute a Change in Capitalization under the Plan. The parties hereto also agree and acknowledge that this Memorandum of Understanding constitutes notice of a Change in Capitalization in full satisfaction of Section 4(b)(iii) of the Plan and any related Award Agreement, and each undersigned Participant hereby waives any notice or method of delivery requirements under Section 4(b)(iii) of the Plan and any related Award Agreement relating to such notice.

3.	Vesting of UVRs, UARs and DERs and Exercise of UARs.

a.	The Company and Mr. Sinclair agree and acknowledge that the day of pricing of an IPO of WGP shall be deemed to be “an initial public offering of the Company” under his Award Agreements, and accordingly that any unvested UVRs and UARs awarded to Mr. Sinclair shall vest immediately prior to the time of payment specified in Section 3.d.iii. of this Memorandum of Understanding with respect to such Awards and such vesting shall constitute a Unit Value Right Payment Event and a Unit Appreciation Right Vesting Event, respectively.

b.	The parties hereto agree and acknowledge that each Participant’s DERs shall vest immediately prior to the time of payment specified in Section 3.d.iii. of this Memorandum of Understanding with respect to such Awards and such vesting shall constitute a DER Payment Event.

c.	Each Participant agrees and acknowledges that he or she will exercise all of his or her UARs effective immediately prior to the time of payment specified in Section 3.d.iii. of this Memorandum of Understanding with respect to such Awards and such exercise shall constitute a “Unit Appreciation Right Payment Event.”

d.	The parties hereto agree and acknowledge that payment related to outstanding Awards under the Plan shall occur as follows:

i.	At 10:00 a.m. (Houston time) on the day prior to the closing of an IPO of WGP, the Participants shall be deemed to have delivered a notice of exercise of UARs at such time to the Company’s General Counsel and Corporate Secretary, in full satisfaction of any notice requirement under each Participant’s Award Agreement.

ii.	The Value of a Unit Appreciation Right and the Value of a DER with respect to the UARs and DERs held by the Participants shall be determined pursuant to Sections 4 and 5 below, respectively. The Value of a Unit Value Right held by Mr. Sinclair shall be determined under his Award Agreement. Once such amounts are determined, each Participant shall execute an acknowledgment that the amount contained in such acknowledgment shall constitute full satisfaction of all obligations under the Plan, and that such Participant waives any claims that he or she may have arising under the Plan.

iii.	At 12:00 p.m. (Houston time) on the day prior to the closing of an IPO of WGP, the Company shall pay each Participant all amounts due under the Plan.

iv.	At 8:01 a.m. (Houston time) on the day of the closing of an IPO of WGP, and prior to the initiation of any wire transfer of the IPO proceeds to WGP, WES GP, Inc. (an indirect, wholly owned subsidiary of Anadarko) shall be liquidated.

4.

Value of a UAR. The parties hereto agree and acknowledge that the Determined Value as of the Unit Appreciation Right Payment Event specified above shall be equal to the aggregate market value of WGP as determined using the IPO price of a common unit of WGP (the “WGP IPO Value”), except that the WGP IPO Value shall be reduced by the market value of any common units of Western Gas Partners, LP (“WES”)

owned by WGP (defined as the number of common units of WES held by WGP on the day of pricing of the WGP IPO multiplied by the closing price of a common unit of WES on the day of pricing of the WGP IPO). The Value of a Unit Appreciation Right as of the Unit Appreciation Right Payment Event specified above shall be equal to (i) the amount determined in the first sentence of this paragraph divided by 1,000,000, less (ii) the Unit Appreciation Right Exercise Price for the UAR contained in the Award Agreement for such UAR.

5.	Value of a DER. The parties hereto agree and acknowledge that the Value of a DER as of the DER Payment Event specified above shall be equal to (i) the total aggregate amount of any distributions made by the Company to its members through the day of pricing of an IPO of WGP (net of any cash contributions received by the Company from its members in connection with the WGP IPO), divided by (ii) 1,000,000.

6.	Restatements. If the Company or WGP is required to file a material accounting restatement due to the material noncompliance of the Company or WGP, as a result of misconduct, with any financial reporting requirement under the securities laws, and if a Participant knowingly engaged in the misconduct, was grossly negligent with respect to such misconduct, or knowingly or grossly negligently failed to prevent the misconduct (whether or not the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002), the Committee may determine that a Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve-month period following the first public issuance, filing with or submission to the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement. The provisions of this Section 6 shall survive the termination of the Plan and the payments made with respect to Awards pursuant to this Memorandum of Understanding.

7.	Termination of Memorandum of Understanding. The parties hereto agree and acknowledge that (a) this Memorandum of Understanding has been developed to further clarify the application of certain provisions of the Plan based on the currently anticipated structure of an IPO of WGP, (b) this Memorandum of Understanding shall be terminated and be null and void and of no further force and effect if an IPO of WGP does not close on or before December , 2012, and (c) in the event this Memorandum of Understanding is terminated pursuant to this Section 7, the terms of this Memorandum of Understanding shall have no bearing on or precedential value for any future Memorandum of Understanding that may be entered into by the parties hereto.

8.	Termination of Plan. Pursuant to Section 9 of the Plan, and as determined by the Committee, the Plan shall terminate immediately upon the payment of all Unit Appreciation Rights, Unit Value Rights and DERs outstanding under the Plan pursuant to this Memorandum of Understanding.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have set their hands as of the date first set forth above.

ANADARKO PETROLEUM CORPORATION

By:
Name:
Title:

WESTERN GAS HOLDINGS, LLC

By:
Name:
Title:

PARTICIPANTS:

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